ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES
SECOND QUARTER 2020 FINANCIAL DETAILS

VERO BEACH, Florida -- July 22, 2020 -- ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR PRC) (“ARMOUR” or the “Company”) today announced the Company's second quarter 2020 financial information and provided further detail on the substantially completed transition of its portfolio to focus exclusively on agency-guaranteed mortgage backed securities (“Agency MBS”).
June 30, 2020 Financial Position

◦	ARMOUR's book value per common share was $11.11 per share.

◦	ARMOUR's liquidity, including cash and unencumbered securities, was $540 million.

◦	ARMOUR's portfolio composition was 99% Agency MBS, including To Be Announced ("TBA") Securities.

◦
ARMOUR's stockholders' equity totaled $851 million, including the 7.00% Cumulative Redeemable Preferred C Stock ("Series C Preferred") with liquidation preference totaling $133 million. Common stock outstanding totaled 64,689,664 shares.

◦	ARMOUR's debt to equity ratio was 5.0 to 1 (based on repurchase agreements divided by stockholders’ equity). Leverage, including TBA Securities, was approximately 7.3 to 1.
Second Quarter 2020 Highlights

◦	ARMOUR Comprehensive Income of $23.4 million represents $0.33 per common share.

◦	ARMOUR Core Income of $14.8 million represents $0.19 per common share.

◦	ARMOUR resumed monthly common stock dividends with a $0.09 per share dividend paid on June 29, 2020.

◦
ARMOUR announced common stock dividend guidance on June 22, 2020 of $0.10 per share on a monthly basis and confirmed on July 1, 2020 a $0.10 dividend for July, payable July 30, 2020 to holders of record on July 15, 2020.

◦	ARMOUR acquired $2.4 billion of Agency MBS and $650 million of TBA Securities during Q2.

The major drivers of the change in our financial position during the second quarter were:

Second Quarter 2020 Total
(in millions)
Stockholders' Equity - Beginning	$786.2
Comprehensive Income (1)
Gain on MBS including TBA Securities	34.1
Loss on interest rate swaps	(26.0)
Net Interest Income	23.1
Operating Expenses, net of Fee Waiver (2)	(7.8)
Total Comprehensive Income	$23.4

Capital Activities
Issuance of Common Stock	49.9
Dividends and Other	(8.3)
Stockholders' Equity - Ending	$851.2
(1) Includes both realized and unrealized gains and losses.
(2) See discussion on page 2.

US financial markets began stabilizing in the second quarter and ARMOUR undertook the process of rebuilding its investment portfolio with the acquisition of $2.4 billion of Agency MBS and $650 million of TBA Securities. The Company will concentrate its portfolio activity in Agency MBS for the foreseeable future.

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ARMOUR Residential REIT, Inc. Announces Second Quarter 2020 Financial Details

July 22, 2020

ARMOUR designated Agency MBS purchased in the second quarter as “trading securities” for financial reporting purposes, and consequently, fair value changes for these investments are reported in net income. The Company anticipates continuing this designation for newly acquired Agency MBS positions because it is more representative of ARMOUR’s results of operations insofar as the fair value changes for these securities are presented in a manner consistent with the presentation and timing of the fair value changes of our hedging instruments. Fair value changes for the legacy Agency MBS positions designated as “available for sale” will continue to be reported in other comprehensive income as required by generally accepted accounting principles (“GAAP”).

Commencing with the second quarter of 2020 and continuing until further notice, the Company’s external manager is waiving 40% of its management fee. This waiver offset $2.9 million of operating expenses in the quarter.

As market prices recovered and trading liquidity improved throughout the second quarter, ARMOUR systematically liquidated substantially all of its legacy portfolio of credit risk transfer securities.

Condensed balance sheet information (unaudited):	June 30, 2020
(in millions)
Assets
Cash	$153
Cash collateral posted to counterparties	27
Investments in securities, at fair value:
Agency Securities	5,186
Credit Risk and Non-Agency Securities	66
Derivatives, at fair value	11
Accrued interest receivable	13
Prepaid and other	3
Subordinated loan to BUCKLER	105
Total Assets	$5,564

Liabilities:
Repurchase agreements	4,238
Cash collateral posted by counterparties	8
Payable for unsettled purchases	444
Derivatives, at fair value	18
Accrued interest payable- repurchase agreements	1
Accounts payable and other accrued expenses	4
Total Liabilities	$4,713

Stockholders’ Equity:
Additional paid-in capital	3,024
Accumulated deficit	(2,370)
Accumulated other comprehensive income	197
Total Stockholders’ Equity	$851
Total Liabilities and Stockholders’ Equity	$5,564
Core Income, Including Drop Income
Core Income (defined in more detail below) is a non-GAAP measure defined as net interest income plus Drop Income minus hedging costs and net operating expenses. Core Income differs from GAAP net income and total comprehensive income, which include gains and losses and market value adjustments as described below.

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ARMOUR Residential REIT, Inc. Announces Second Quarter 2020 Financial Details

July 22, 2020

For a portion of its Agency securities the Company may enter into to-be-announced (TBA) forward contracts for the purchase or sale of Agency Securities at a predetermined price, face amount, issuer, coupon and stated maturity on an agreed-upon future date, but the particular Agency Securities to be delivered are not identified until shortly before the TBA settlement date. The Company accounts for TBA Agency Securities as derivative instruments if it is reasonably possible that it will not take or make physical delivery of the Agency Securities upon settlement of the contract. The Company may choose, prior to settlement, to move the settlement of these securities out to a later date by entering into an offsetting short or long position (referred to as a “pair off”), net settling the paired off positions for cash, and simultaneously purchasing or selling a similar TBA Agency Security for a later settlement date. This transaction is commonly referred to as a “dollar roll.” The Company accounts for TBA dollar roll transactions as a series of derivative transactions.

Forward settling TBA contracts typically trade at a discount, or “Drop,” to the regular settled TBA contract to reflect the expected interest income on the underlying deliverable Agency Securities, net of an implied financing cost, which would have been earned by the buyer if the contract settled on the next regular settlement date. When the Company enters into TBA contracts to buy Agency Securities for forward settlement, it earns this “Drop Income,” because the TBA contract is essentially a leveraged investment in the underlying Agency Securities. The amount of Drop Income is calculated as the difference between the spot price of similar TBA contracts for regular settlement and the forward settlement price on the trade date. The Company generally accounts for TBA contracts as derivatives and Drop Income is included as part of the periodic changes in fair value of the TBA contracts that the Company recognizes currently in the Other Income (Loss) section of its Consolidated Statement of Operations.

Regulation G Reconciliation
Core Income, including Drop income excludes gains or losses from securities sales and early termination of derivatives, market value adjustments (including impairments) and certain non-recurring expenses. The Company believes that Core Income is useful to investors because it is related to the amount of dividends the Company may distribute. However, because Core Income is an incomplete measure of the Company’s financial performance and involves differences from total comprehensive income (loss) computed in accordance with GAAP, Core Income should be considered as supplementary to, and not as a substitute for, the Company’s total comprehensive income (loss) computed in accordance with GAAP as a measure of the Company’s financial performance.

The elements of ARMOUR’s Core Income and a reconciliation of that Core Income to the Company’s Total Comprehensive Income appears below:

Second Quarter 2020 (unaudited)
(in millions)
Net Interest Income	$23.1
Drop Income	6.5
Less: Hedging Costs	(7.0)
Operating Expenses, net of Fee Waiver	(7.8)
Core Income	$14.8
Less dividends on Preferred Stock	(2.3)
Core Income available to common stockholders	$12.5
Core Income per Common Share	$0.19

Core Income	$14.8
Gains (losses):
MBS	15.4
TBA Securities	12.3
Interest Rate Hedges	(19.1)
Total Comprehensive Income	$23.4

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ARMOUR Residential REIT, Inc. Announces Second Quarter 2020 Financial Details

July 22, 2020

Company Update
At the close of business on July 21, 2020:

◦	Book value per Common share was estimated to be $11.24.

◦	ARMOUR's liquidity, including cash and unencumbered securities, exceeded $507 million.

◦	ARMOUR's securities portfolio included approximately $7.1 billion of Agency MBS (including TBA Securities).

◦	ARMOUR's debt to equity ratio (based on repurchase agreements divided by stockholders' equity) was approximately 5.3 to 1. Leverage, including TBA Securities was approximately 7.7 to 1.

COVID-19 Pandemic
The novel COVID-19 pandemic has been unprecedented and continues to have a real-time impact on all business sectors. The extent of the ultimate impact of the COVID-19 pandemic on the Company's operational and financial performance will depend on various developments, including the duration of the outbreak and the spread of the virus and the federal government's and states' responses to the virus, which cannot be reasonably predicted at this time. While the Company is not able to estimate the future impact of the COVID-19 pandemic at this time, it could continue to materially affect the Company’s future financial and operational results.

Dividends
ARMOUR paid a monthly cash dividend of $0.09 per share of the Company’s common stock on June 29, 2020 to holders of record as of June 15, 2020. ARMOUR previously announced guidance on its monthly common stock dividends for Q3 2020, raising the dividend rate to $0.10 per common share. July common stock dividends payable July 30, 2020 to holders of record on July 15, 2020 were announced on July 1, 2020 and August dividends payable August 28, 2020 to holders of record on August 17, 2020 were announced on July 22, 2020. ARMOUR’s Board of Directors will evaluate the Company’s results, financial position, real estate investment trust (“REIT”) tax requirements, and overall market conditions as the quarter progresses. In order to maintain ARMOUR’s tax status as a REIT, the Company is required to timely distribute substantially all of its ordinary REIT taxable income for the tax year.

ARMOUR previously announced monthly dividends on its Series C Preferred Stock for Q3 2020 at the rate of $0.14583 per share to holders of record on July 15, 2020, August 15, 2020 and September 15, 2020, payable on July 27, 2020, August 27, 2020 and September 28, 2020, respectively.

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q2 2020 operating results on Thursday, July 23, 2020, at 8:30 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://www.webcaster4.com/Webcast/Page/896/35644. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”) or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

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ARMOUR Residential REIT, Inc. Announces Second Quarter 2020 Financial Details

July 22, 2020

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, do not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these, and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional ARMOUR's most recent Company Update and information regarding the Company at the SEC’s Internet site at www.sec.gov, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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